UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2005

1st Independence Financial Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26570	61-1284899
(Commission File Number)	(IRS Employer Identification No.)

104 South Chiles Street, Harrodsburg, Kentucky	40330-1620
(Address of Principal Executive Offices)	(Zip Code)

(859) 734-5452

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On February 9, 2005, 1st Independence Financial Group, Inc. (the “Company”) announced that Alan D. Shepard had given notice of his intention to resign from his position as Executive Vice President and Senior Lending Officer of the Company and the Company’s wholly-owned subsidiary, 1st Independence Bank (the “Bank”), effective as of April 1, 2005. Upon the resignation of Mr. Shepard, that certain Employment Agreement by and among Mr. Shepard, the Company and the Bank will be terminated effective as of April 1, 2005. Mr. Shepard will continue to be paid only through April 1, 2005 and will cease to participate in the Company’s benefit, retirement, and compensation plans and other perquisites upon termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

1st INDEPENDENCE FINANCIAL GROUP, INC.

Date:	February 11, 2005	By:	/s/ Arthur L. Freeman
Arthur L. Freeman, Chairman and Chief Executive Officer

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